UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2006

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the respective document to which it refers, which document is filed herewith.

Item 1.01	Entry into a Material Definitive Agreement

On September 29, 2006, Lyondell Chemical Company (“Lyondell”) entered into an amendment (the “Amendment”) to its Credit Agreement dated August 16, 2006 (the “Credit Agreement”), among Lyondell, the banks and financial institutions party thereto including JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. and Citicorp USA, Inc., each as Syndication Agent, Co-Documentation Agent and Lender, and Morgan Stanley Bank as Co-Documentation Agent. The Amendment primarily (1) increased the revolving commitment under the Credit Agreement from $800 million to $1.055 billion and (2) reduced the interest rate on the term loan from LIBOR plus 2% to LIBOR plus 1.75%. The Amendment is being filed with this Current Report on Form 8-K as Exhibit 4.6(b).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

4.6(b)	Amendment No. 2 dated as of September 29, 2006 to Credit Agreement, dated as of August 16, 2006, among Lyondell Chemical Company, the banks and financial institutions party thereto including JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. and Citicorp USA, Inc., each as Syndication Agent, Co-Documentation Agent and Lender, and Morgan Stanley Bank as Co-Documentation Agent and the Lenders party thereto

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President & General Counsel

Date: October 2, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
4.6(b)	Amendment No. 2 dated as of September 29, 2006 to Credit Agreement, dated as of August 16, 2006, among Lyondell Chemical Company, the banks and financial institutions party thereto including JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. and Citicorp USA, Inc., each as Syndication Agent, Co-Documentation Agent and Lender, and Morgan Stanley Bank as Co-Documentation Agent and the Lenders party thereto